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                                                                   EXHIBIT 10.25

                              SETTLEMENT AGREEMENT

              This Settlement Agreement is made and entered into as of the Seventeenth day of October, 2000 (the "Execution Date") by and between, on the one hand, The Harry Fox Agency, Inc. ("HFA"), a New York corporation, MPL Communications, Inc. ("MPL"), a New York corporation, and Peer International Corporation ("Peermusic"), a New Jersey corporation, and, on the other hand, MP3.com, Inc. ("MP3.com" or "Defendant"), a Delaware corporation.

                                    RECITALS

              WHEREAS, HFA is a New York corporation and is the licensing and collection agent for numerous music publishers, including, but not limited to, MPL and Peermusic (MPL and Peermusic together, the "Plaintiffs"), which own or control copyrighted musical compositions; and

              WHEREAS, MPL is a New York corporation actively engaged in the business of music publishing, whereby it licenses the recording, reproduction, and distribution of musical works for which it either owns or controls the copyrights; and

              WHEREAS, Peermusic is a New Jersey corporation actively engaged in the business of music publishing, whereby it licenses the recording, reproduction, and distribution of musical works for which it either owns or controls the copyrights; and

              WHEREAS, MP3.com owns and operates a commercial web site at www.mp3.com (the "MP3.com Site"), which provides online access to Streamed sound recordings that include Copyrighted Works; and

              WHEREAS, in January 2000, MP3.com launched the upgraded version of its My.MP3.com service which, among other things, allowed consumers to have access over the Internet to music contained on CDs they had previously purchased, including sound recordings embodying Copyrighted Works; and

              WHEREAS, on March 14, 2000, Plaintiffs filed a copyright infringement lawsuit against MP3.com in the United States District Court for the Southern District of New York (the "Court"), in an action entitled MPL Communications, Inc., et al. v. MP3.com, Inc., No. 00 Civ. 1979 (JSR) (the "Copyright Action"), alleging that, in connection with the My.MP3.com service, MP3.com made unauthorized copies of Copyrighted Works in violation of the Copyright Act, and that MP3.com, in connection with the Streaming of audio content to users of the My.MP3.com service, made unauthorized digital phonorecord deliveries embodying copies of such Copyrighted Works in violation of the Copyright Act; and

              WHEREAS, on May 8, 2000, Defendant answered the complaint in the Copyright Action, denied its material allegations, and asserted affirmative defenses; and


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              WHEREAS, HFA has indicated that it will support litigation similar to the Copyright Action to be filed against MP3.com unless HFA and MP3.com are able to agree on an acceptable resolution to the issues raised by the Copyright Action; and

              WHEREAS, without any admissions on the merits of any unadjudicated claim or defense that has been or could have been asserted in the Copyright Action, Plaintiffs and Defendant wish to enter into this Settlement Agreement to settle the Copyright Action and to avoid the costs and expenses incident to further litigation; and

              WHEREAS, without any admissions on the merits of any disputes or claims that exist or could have arisen between the Settling HFA
Publisher-Principals and MP3.com in connection with the use of Copyrighted Works in the My.MP3.com service, the parties wish to settle all such disputes or claims that were or could have been brought; and

              WHEREAS, the parties wish to exchange, pursuant to the terms and conditions set forth herein, mutual releases under which the parties would settle all claims and potential claims arising out of or related to the Copyright Action or the use of Copyrighted Works in the My.MP3.com service; and

              WHEREAS, without any admissions on the merits of any disputes or claims that exist or could arise between HFA Publisher-Principals and MP3.com in connection with the use of Copyrighted Works in the My.MP3.com service, MP3.com and the Licensing HFA Publisher-Principals wish to enter into a separate Agreement (the "Governing Agreement") under which MP3.com would obtain licenses from those HFA Publisher-Principals that elect to authorize MP3.com to use their new and existing Copyrighted Works in order to prepare and load sound recordings embodying those Copyrighted Works onto file servers in order to Stream Copyrighted Works to Users.

              NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, undertakings, and conditions set forth herein, and for value received, the sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

              1. Definitions.

                     1.1 "Affiliate" shall mean any corporation or other Person or entity controlling or controlled by, or under common control with a Person as the case may be.

                     1.2 "Composition" shall mean a single musical composition, irrespective of length, including all spoken words and bridging passages contained therein and including a medley.

                     1.3 "Copyrighted Works" shall mean those Compositions owned or controlled by HFA Publisher-Principals.


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                     1.4 "Download" or "Downloading" means the transmission of a file from one computer system to another computer system or other similar device formatted so that the file is thereafter permanently stored locally (notwithstanding the recipient's ability to delete the file) and accessible directly on the recipient's computer system or other similar device.

                     1.5 "Effective Date" shall mean the date that is the earlier of (i) seventy (70) days subsequent to the Execution Date, or (ii) the date on which HFA returns all monies due to MP3.com, if any, pursuant to Sections 5.1 and 5.2, provided that this Settlement Agreement has not been terminated prior to such date pursuant to Sections 5.1(b), 5.2(b), or 9.1.

                     1.6 "HFA Publisher-Principals" shall mean those music publishers who are, as of the Execution Date, represented by HFA for the licensing of the use of their respective copyrighted musical works for the making and distribution of phonorecords and collection of royalties therefore.

                     1.7 "Internet" shall mean a medium consisting of wired or wireless electronic or electromagnetic networks (including without limitation, fiber optic, microwave, twisted-pair copper wires, coaxial cable, satellite, wireless transmission, cellular networks, and combinations thereof) and collections thereof now or hereafter existing, wherever located, for the transmission from a distant location of digital data (e.g., text, information, graphics, audio, video, or combination of the foregoing), through the use of any protocols or standards now known or hereafter devised (including without limitation, Transmission Control Protocol/Internet Protocol ["TCP/IP"] and subsequent extensions or modifications thereof) from or to electronic devices (e.g., computers [mainframe, desktop, laptop, handheld, etc.], set-top boxes, cable modems, handheld devices, cell phones, televisions, etc.) capable of transmitting or receiving digital data or digital information, irrespective of whether such networks are open or proprietary, public or private, or whether a fee is charged or a subscription or membership is required in order to access such networks. "Internet" also includes without limitation the computer network comprising inter-connected networks commonly referred to as the "Internet" and the "World Wide Web."

                     1.8 "Licensing HFA Publisher-Principals" shall mean those HFA Publisher-Principals, other than Universal Music Group and its Affiliates, from which HFA has received, on or before the Response Date, the executed endorsement portion of the Notice and Authorization pursuant to Section 4 hereof authorizing HFA to enter into, on their behalf, licensing arrangements with MP3.com for the use of all of their Copyrighted Works as provided under the Governing Agreement.

                     1.9 "Major Recording Companies" shall mean BMG Entertainment, Warner Music Group, EMI Recorded Music, Sony Music Entertainment, and Universal Music Group and their Affiliates.


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                     1.10 "Notice Date" shall mean the date that is fifteen (15)
days subsequent to the Execution Date.

                     1.11 "Response Date" shall mean the date that is forty-five
(45) days subsequent to the Notice Date.

                     1.12 "Settling HFA Publisher-Principals" shall mean those HFA Publisher-Principals, other than the Major Recording Companies, from which HFA has received, on or before the Response Date, the executed endorsement portion of the Notice and Authorization pursuant to Section 4 authorizing HFA to settle, on their behalf, all claims that were or could have been asserted against MP3.com in connection with the use and/or exploitation of their Copyrighted Works in the My.MP3.com service prior to the Execution Date.

                     1.13 "Stream," "Streamed," or "Streaming" shall mean a digital transmission of a sound recording by means of the Internet that is substantially contemporaneous with the performance of such recording by a User and shall not encompass the Download of a sound recording.

                     1.14 "Users" means natural person visitors to the MP3.com Site.

              2. Settlement and Release of Claims.

                     2.1 Effective upon the Effective Date, Plaintiffs, each on behalf of themselves and their respective Affiliates, for good and sufficient consideration, receipt whereof is hereby acknowledged, shall release and discharge MP3.com and its servants, agents, directors, officers, successors, assigns, employees, parent corporations, subsidiary corporations, Affiliates, consultants, attorneys, representatives and insurers (the "MP3.com-Releasees") of and from any and all claims and demands or damages of every kind and nature at law, in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, past, present, and future arising from or related to the Copyright Action, the matters alleged therein or the use and/or exploitation of Copyrighted Works in the My.MP3.com service prior to the Execution Date. Notwithstanding the foregoing, the Plaintiffs do not release the MP3.com-Releasees from any obligations that arise under this Settlement Agreement, the Governing Agreement, any licenses issued pursuant to the Governing Agreement, or from any claim arising under Section 106(4) or Section 106(6) of the U.S. Copyright Act, 17 U.S.C. Sections 106(4) or 106(6), or any copyrights or other rights in sound recordings (as that term is defined in Section 101 of the U.S. Copyright Act, 17 U.S.C. Section 101). The foregoing release may not be changed orally. Plaintiffs further agree that any Copyrighted Works owned or controlled by them which were previously copied by MP3.com in connection with its My.MP3.com service shall be deemed to have been copied with each Plaintiff's respective consent.

                     2.2 Effective upon the Effective Date, HFA, for and on behalf of the Settling HFA Publisher-Principals (the "HFA-Releasors"), for good and sufficient


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consideration, receipt whereof is hereby acknowledged, releases and discharges the MP3.com-Releasees of and from any and all claims and demands or damages of every kind and nature at law, in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, past, present, and future that the Settling HFA Publisher-Principals have asserted or could assert against the MP3.com-Releasees relating to MP3.com's use and/or exploitation of Copyrighted Works in its My.MP3.com service prior to the Execution Date. Notwithstanding the foregoing, the HFA-Releasors do not release the MP3.com-Releasees from any obligations that arise under this Settlement Agreement, the Governing Agreement, any licenses issued pursuant to the Governing Agreement, or from any claim arising under Section 106(4) or Section 106(6) of the U.S. Copyright Act, 17 U.S.C. Sections 106(4) or 106(6), or any copyrights or other rights in sound recordings (as that term is defined in Section 101 of the U.S. Copyright Act, 17 U.S.C. Section 101). The foregoing release may not be changed orally. Effective upon the Effective Date, HFA, for and on behalf of the HFA-Releasors, further agrees that any Copyrighted Works owned or controlled by the HFA-Releasors which were previously copied by MP3.com in connection with its My.MP3.com service shall be deemed to have been copied with each of the HFA-Releasor's respective consent.

                     2.3 Effective upon the Effective Date, MP3.com, for good and sufficient consideration, receipt whereof is hereby acknowledged, hereby releases and discharges Plaintiffs and their respective servants, agents, directors, officers, successors, assigns, employees, parent corporations, subsidiary corporations, Affiliates, consultants, attorneys, representatives and insurers of and from any and all claims and demands or damages of every kind and nature at law, in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, past, present, and future arising from or related to the Copyright Action, the matters alleged therein or the use and/or exploitation of Plaintiffs' Copyrighted Works in the My.MP3.com service prior to the Execution Date. Notwithstanding the foregoing, MP3.com does not release the Plaintiffs from any obligations that arise under this Settlement Agreement, the Governing Agreement, or any licenses issued pursuant to the Governing Agreement. The foregoing release may not be changed orally.

                     2.4 Effective upon the Effective Date, MP3.com, for good and sufficient consideration, receipt whereof is hereby acknowledged, releases and discharges HFA, the Settling HFA Publisher-Principals and their respective servants, agents, directors, officers, successors, assigns, employees, parent corporations, subsidiary corporations, Affiliates, consultants, attorneys, representatives and insurers (the "Copyright Owners-Releasees") of and from any and all claims and demands o damages of every kind and nature at law, in equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, past, present, and future arising from or related to the Copyright Action, the matters alleged therein or the use and/or exploitation of Copyrighted Works in the My.MP3.com service prior to the Execution Date. Notwithstanding the foregoing, MP3.com does not release the Copyright Owners-Releasees from any obligations that arise under this Settlement Agreement, the


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Governing Agreement, or any licenses issued pursuant to the Governing Agreement.
The foregoing release may not be changed orally.

                     2.5 Plaintiffs, Defendant, HFA and the Settling HFA Publisher-Principals have been fully advised by their respective attorneys of the contents of Section 1542 of the Civil Code of the State of California, and agree that that Section (and any other law of similar effect) and the benefits thereof are hereby expressly waived. Section 1542 reads as follows:

              "Section 1542. (General Release - Claims Extinguished.) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


              3. Governing Agreement. Simultaneously with the execution and delivery of this Settlement Agreement, HFA and MP3.com shall execute two (2) originals of the Governing Agreement, in the form set forth in Exhibit A, attached hereto, which HFA will hold pending the Effective Date. Immediately following the Effective Date, HFA will enter the Effective Date upon the Governing Agreement as the date that the Governing Agreement takes effect and deliver one (1) original of the executed and dated Governing Agreement to MP3.com. Notwithstanding anything herein to the contrary, MP3.com may, in its sole discretion, elect to nullify the Governing Agreement by written notice to HFA if the Settlement Threshold is less than seventy (70) percent as discussed in Section 5.2 below.

              4. Consent and Participation of HFA Publisher-Principals.

                     4.1 Within fifteen (15) days following the Execution Date, HFA shall notify each of the HFA Publisher-Principals (with the exception of the Major Recording Companies and their Affiliates) whose Copyrighted Works have been identified as among those used in the My.MP3.com service prior to the Execution Date ("Relevant HFA Publisher-Principals"), of this proposed settlement in a writing to be agreed upon by the parties (the "Settlement and License Notice and Authorization"), by first class mail, and provide them with the option to elect, in their discretion, whether to authorize HFA to (i) settle on their behalf any and all claims they may have against MP3.com as provided in Sections 2.2 and 2.5 herein and (ii) to issue licenses to MP3.com for the use of their Copyrighted Works as provided in the Governing Agreement; provided, however, that such authorization must, unless otherwise agreed to in writing by MP3.com, authorize HFA to both settle with and license to MP3.com as provided herein. Any HFA Publisher-Principal that wishes to participate in this Settlement Agreement and to enter into such licenses shall execute the endorsement portion of the Settlement and License Notice and Authorization and return it to HFA.


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                     4.2 Within fifteen (15) days of the Execution Date, HFA
shall notify each of the HFA Publisher-Principals that are not Relevant HFA Publisher-Principals (with the exception of Universal Music Group and its Affiliates), in writing to be agreed upon by the parties (the "License Only Notice and Authorization"), by first class mail, and provide them with the option to elect, in their discretion, whether to authorize HFA to issue licenses to MP3.com for the use of their Copyrighted Works as provided in the Governing Agreement. Any HFA Publisher-Principal that is sent the Notice and Authorization by the Notice Date and that wishes to enter into such licenses shall execute the endorsement portion of the License Only Notice and Authorization and return it to HFA. MPL and Peermusic shall each execute the endorsement portion of a License Only Notice and Authorization concurrent with the execution of this Settlement Agreement.

                     4.3 HFA shall use commercially reasonable best efforts to solicit and obtain executed Settlement and License Notice and Authorizations and License Only Notice and Authorizations from each HFA Publisher-Principal other than those specifically excepted under the provisions of Sections 4.1 and 4.2, respectively. Further, HFA shall openly and actively support the terms and conditions of the Settlement and License Notice and Authorizations and the License Only Notice and Authorizations, promote their financial benefits to HFA Publisher-Principals and recommend that HFA Publisher-Principals execute the applicable authorization. HFA shall also discuss with MP3.com the general tenor of its communications with HFA Publisher-Principal's on the subject of the Settlement and License Notice and Authorizations and License Only Notice and Authorizations in advance of those communications.

              5. Payment to HFA. MP3.com shall, simultaneously with the execution and delivery of this Settlement Agreement, pay to HFA by wire transfer the sum of thirty-two million dollars ($32,000,000) (the "Total Payment"). HFA shall hold any amounts paid under this Section 5 in an interest-bearing account until the Effective Date.

                     5.1 Settlement Payment.

                     (a) Fifteen million dollars ($15,000,000) of the Total Payment (the "Settlement Payment") shall be used to settle claims against MP3.com pursuant to Section 2 above. In the event that HFA does not receive by the Response Date executed endorsements of Settlement and License Notice and Authorization forms from all of the Relevant HFA Publisher-Principals, HFA will return to MP3.com an amount that shall be calculated by multiplying the Settlement Payment by the Percent Market Share, and then subtracting that figure from the Settlement Payment. HFA shall return such amount, if any, with accrued interest to MP3.com by wire transfer within seventy (70) days of the Execution Date. For purposes of this Section only, Percent Market Share shall be calculated by determining the percentage of Total Revenues attributable to the Settling HFA Publisher-Principals, and Total Revenues shall be the sum of all royalties distributed to Relevant HFA Publisher-Principals by HFA over the previous two (2) full calendar years (i.e. 1998 and 1999).


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                     (b) In the event that the Percent Market Share determined
in subsection (a) above is less than sixty-five (65) percent, MP3.com may, in its sole discretion, elect to terminate this Settlement Agreement by written notice to HFA within seventy (70) days of the Execution Date, in which event HFA shall return the entire Settlement Payment, with accrued interest to MP3.com by wire transfer within ten (10) days of its receipt of written notice from MP3.com as described in this subsection.

                     5.2 Advance Payment.

                     (a) Fifteen million dollars ($15,000,000) of the Total Payment (the "Advance Payment") shall be used as a recoupable, nonrefundable advance to Licensing HFA Publisher-Principals for royalties due under licenses issued pursuant to the Governing Agreement during the term thereof. In the event that HFA does not receive by the Response Date written authorization to issue licenses to MP3.com for the use of Copyrighted Works as provided in the Governing Agreement, in the form of executed endorsements of Settlement and License Notice and Authorization forms or License Only Notice and Authorization forms, from all of HFA's Publisher-Principals, excluding Universal Music Group and its Affiliates, HFA will return to MP3.com an amount that shall be calculated by multiplying the Advance Payment by the Percent Market Share, and then subtracting that figure from the Advance Payment. HFA shall return such amount, if any, with accrued interest to MP3.com by wire transfer within seventy
(70) days of the Execution Date. For purposes of this Section only, Percent Market Share shall be calculated by determining the percentage of Total Revenues attributable to the Licensing HFA Publisher-Principals, provided, however, that, consistent with Section 5.2(c), should a Licensing HFA Publisher-Principal, in accordance with the Settlement and License Notice and Authorization or License Only Notice and Authorization, choose to license some, but not all, of its Copyrighted Works, that Licensing HFA Publisher-Principal's revenues will be determined based solely on the revenues generated by the Copyrighted Works it has licensed. For purposes of this Section only, Total Revenues shall be the sum of all royalties distributed to HFA Publisher-Principals, excluding Universal Music Group and its Affiliates, by HFA over the previous two (2) full calendar years (i.e. 1998 and 1999).

                     (b) In the event that the Percent Market Share determined in subsection (a) above is less than seventy (70) percent, MP3.com may, in its sole discretion, elect to terminate this Settlement Agreement by written notice to HFA, within seventy (70) days of the Execution Date, in which event HFA shall return the entire Advance Payment, with accrued interest to MP3.com by wire transfer within ten (10) days of its receipt of written notice from MP3.com as described in this subsection.

                     (c) In determining whether the Percent Market Share is seventy (70) percent in accordance with subsections (a) and (b) above, MP3.com may, in its sole discretion, elect not to have counted those HFA
Publisher-Principals who have not licensed all or substantially all, on a revenue basis, of their catalogue.


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                     5.3 Two million dollars ($2,000,000) of the Total Payment
(the "Administrative Payment") shall be paid to HFA and used to cover the legal fees and other costs related to the litigation and resolution thereof. In the event that MP3.com elects to terminate this Agreement by written notice pursuant to subsection 5.1(b) or subsection 5.2(b), HFA shall return the entire Administrative Payment, with accrued interest to MP3.com by wire transfer within ten (10) days of its receipt of written notice from MP3.com as described in subsections 5.1(b) and 5.2(b).

              6. Access to Data.

                     6.1 No later than two (2) business days after the Execution Date, MP3.com will provide, in a readable electronic form, information regarding all Copyrighted Works of HFA Publisher-Principals that were used in connection with its My.MP3.com service prior to the Execution Date, including, at a minimum, the name of each Copyrighted Work, the title of any CDs containing the Copyrighted Work and the name of the performing artist for the sound recording embodying such Copyrighted Work. HFA acknowledges and agrees that the database provided pursuant to this Section 6.1 shall be deemed the Confidential Information of MP3.com under Section 7 below, and that HFA shall be authorized to use such database only for the purpose of facilitating the delivery of Settlement and License Notice and Authorization forms pursuant to Section 4.1 above. In the event this Settlement Agreement is terminated, HFA's right to use such database shall also concurrently terminate, and HFA shall immediately return any and all portions and copies thereof to MP3.com.

                     6.2 No later than two (2) business days after the Execution Date, HFA shall provide MP3.com access to HFA's database of Copyrighted Works and their corresponding HFA Publisher-Principals, in a readable electronic form that permits batch requests, in the same or similar manner that such access is provided to other licensees, subject to HFA's right to terminate such access to MP3.com upon written notice in the event that MP3.com has breached this Settlement Agreement or the Governing Agreement or failed to perform its obligations under any license granted by HFA to MP3.com on behalf of HFA Publisher-Principals. MP3.com acknowledges and agrees that the database provided pursuant to this Section 6.2 shall be deemed the Confidential Information of HFA under Section 7 below

              7. Publicity and Confidentiality.

                     7.1 All information designated as "confidential" that was disclosed by Plaintiffs to Defendant or its counsel and by Defendant to Plaintiffs or their counsel in the Copyright Action shall continue to be treated as confidential under the terms of the Protective Order entered in such action. In addition, HFA and MP3.com agree and acknowledge that they may be required to disclose to each other certain confidential information, including, but not limited to, information concerning the other party's online services and web sites, technology, software, tools, business, or plans for the future in connection with any of the foregoing, information concerning customers, suppliers, personnel and other business relationships, sales and marketing plans, financial


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information and other confidential information, all of which shall be deemed
"Confidential Information" for the purposes of this Section 7.

                     7.2 HFA and MP3.com agree that neither shall issue a press release or make any public announcement pertaining to the transactions contemplated by this Settlement Agreement at any time except as provided in
Section 7.4 or unless the other party expressly consents in writing and agrees to the form and substance of such press release or announcement.

                     7.3 MP3.com and HFA shall treat as confidential the terms of this Settlement Agreement and the transactions contemplated by this Settlement Agreement. No party to this Settlement Agreement shall disclose any information about this Settlement Agreement, any of the terms or provisions hereof, or any of the negotiations, statements, or proceedings connected herewith, except: (i) pursuant to a court order; (ii) to its attorneys and auditors; (iii) by HFA to its Publisher-Principals, subject to their agreement to keep such information confidential pursuant to this Section 7; or (iv) to the extent that it is required to do so by law or regulation. In addition, any party may, subject to the advance review and approval of the other parties, disclose the terms of this Settlement Agreement and/or the transactions contemplated hereby in any filing made pursuant to the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent that such party, after consultation with outside legal counsel, determines that such disclosure is required under the Securities Act or Exchange Act. This Section shall not apply to the Governing Agreement.

                     7.4 Notwithstanding the foregoing, immediately following the Execution Date, MP3.com and HFA shall issue a joint press release in a form to be agreed upon (the "Initial Press Release"), announcing the relationship contemplated by this Settlement Agreement. In addition, following the Initial Press Release, HFA and MP3.com shall issue an additional joint press release announcing the number of Licensing HFA Publisher-Principals. The specific language and timing of the later press release shall be subject to the mutual agreement of HFA and MP3.com.

                     7.5 For a period of three (3) years from the date of termination of this Agreement, the receiving party agrees to protect the confidentiality of the disclosing party's Confidential Information with at least the same degree of care that it utilizes with respect to its own similar proprietary information, but in no event less than a reasonable standard of care, including without limitation agreeing:

                            7.5.1 Not to disclose or otherwise permit any other
person or entity access to, in any manner, the Confidential Information, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to (i) an employee or consultant of the receiving party requiring access to the Confidential Information in the course of his or her employment or consulting services in connection with this Agreement and who has agreed in writing to maintain the confidentiality of the confidential information of third parties in the receiving party's possession; or (ii) a


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director, legal advisor, financial advisor, accountant or auditor of the recipient party hereunder, provided that such parties are bound to maintain the confidentiality of such information and provided further that they are permitted to use such Confidential Information only for the purposes of carrying out their fiduciary or other advisory responsibilities on behalf of the party hereto from which it received such Confidential Information; and

                            7.5.2 Not to use the Confidential Information for
any purpose other than to carry out the purposes of this Settlement Agreement or the Governing Agreement.

                     7.6 Nothing in this Section 7 shall restrict the receiving party with respect to information or data, whether or not identical or similar to that contained in the Confidential Information, if such information or data:
(i) was rightfully possessed by the receiving party before it was received from the disclosing party; (ii) is independently developed by the receiving party without reference to the disclosing party's information or data; (iii) is subsequently furnished to the receiving party by a third party not under any obligation of confidentiality with respect to such information nor data, and without restrictions on use or disclosure; or (iv) is or becomes public or available to the general public otherwise than through any act or default of the receiving party. In addition, notwithstanding the above, the party to whom Confidential Information was disclosed shall not be in violation of this Section with regard to a disclosure that was made pursuant to applicable law or governmental regulation, or in response to a valid order by a court or other governmental body.

              8. Dismissal of Copyright Action.

                     8.1 Immediately following the Effective Date, Plaintiffs and Defendant shall cause their respective counsel to execute, and file with the Court, a Stipulation of Dismissal With Prejudice in the Copyright Action (the "Stipulation") in the form set forth in Exhibit B, attached hereto.

                     8.2 HFA agrees that it shall not, from and after the Execution Date, directly or indirectly, file, process, encourage, aid, support, finance, contribute to, promote or participate in any suit, claim, charge, complaint, investigation, arbitration, demand or other proceeding or process of any kind whatsoever (including demand letters, cease-and-desist letters and the like), in which claims or allegations are made against MP3.com and/or its officers, directors, agents, insurers, servants, employees, attorneys, stockholders, partners, successors, assigns, and affiliates, which claims or allegations are based upon any facts or events, known or unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present, and future that the HFA Publisher-Principals have asserted or could assert against MP3.com relating to MP3.com's use and/or exploitation of Copyrighted Works in its My.MP3.com service prior to the Execution Date. HFA represents and warrants that it is not aware of any facts giving rise to a cause of action, other than those settled hereunder, that the HFA Publisher-Principals have against MP3.com.


                                     CONFIDENTIAL - FOR SETTLEMENT PURPOSES ONLY

              9. Termination.

                     9.1 No breach or claimed breach or default of any provision of this Settlement Agreement calling for performance on or after the date hereof will be deemed material or subject to remedy by any party unless and until the party claiming such breach or default has given written notice with reasonable specificity of such breach or default and in addition: (i) the party allegedly in breach or default shall have failed to cure such claimed breach or default within thirty (30) days from the mailing by first class mail of such written notice to cure (or within fifteen (15) days with respect to payment of monies); or (ii) the party allegedly in breach or default ceases to do business, or otherwise terminates its business operations, except as a result of a permitted assignment.

                     9.2 Any accrued payment obligations, any right of action for breach of this Settlement Agreement occurring prior to termination, and all the rights and obligations set forth in this Section and Sections 2.1, 2.3, 2.5, 5.1(b), 5.2(b), 7, 8 and 10 herein shall survive termination of this Settlement Agreement.

              10. General.

                     10.1 This Settlement Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights and obligations, in whole or in part, under this Agreement without prior written consent of the other party hereto. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, MP3.com may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with MP3.com, or to any entity that acquires MP3.com by purchase of stock or by merger or otherwise, or by obtaining substantially all of MP3.com's assets; provided that no such assignment shall relieve MP3.com of any of its obligations under this Agreement

                     10.2 The parties agree that any actions or proceedings arising by reason of any breach of this Settlement Agreement shall be brought and maintained in a court of appropriate jurisdiction within the County of New York, City of New York. Each party hereto hereby consents to the personal jurisdiction and venue of (a) the Supreme Court of the State of New York in Manhattan; and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action, or other proceeding arising out of this Settlement Agreement or any transaction contemplated hereby or thereby. Each party hereto irrevocably and unconditionally waives any objections to the convenience or appropriateness of such venue of any action, suit, or proceeding arising out of this Settlement Agreement or the transactions contemplated hereby in (a) the Supreme Court of the State of New York, City and County of New York; or (b) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.


                                     CONFIDENTIAL - FOR SETTLEMENT PURPOSES ONLY

                     10.3 Whenever possible, each provision and term of this Settlement Agreement shall be interpreted in such a manner as to be valid and enforceable. If any provision of this Settlement Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstances shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, and such provision will be limited or eliminated to the minimum extent necessary so that this agreement shall otherwise remain in full force and effect.

                     10.4 All notices, requests, demands, or other communications required or permitted under this Settlement Agreement shall be in writing and shall be delivered by hand, sent by facsimile transmission (with confirming copy by mail or courier), or mailed, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if by facsimile, three days after mailing the confirming copy (one business day in the case of express mail or overnight courier), or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                      (a)    if to HFA or to Plaintiffs:

                                    THE HARRY FOX AGENCY, INC.
                                    711 Third Avenue
                                    New York, New York  10017
                                    Attention: President
                                    Telephone:  (212) 922-3260
                                    Facsimile:  (212) 953-2471

                                    with a copy to:

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Carey R. Ramos, Esq.
                                    Telephone:  (212) 373-3240
                                    Facsimile:  (212) 373-2380

                      (b)    if to MP3.com, Inc.:

                                    4790 Eastgate Mall
                                    San Diego, CA 92121
                                    Fax: (858) 623-7111
                                    Attn: Vice President, Legal Affairs


                                     CONFIDENTIAL - FOR SETTLEMENT PURPOSES ONLY

                     10.5 The waiver by any party of a breach or default of any provision of this Settlement Agreement by another party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any party to exercise or avail itself of any right, power, or privilege that it has, or may have hereunder, operate as a waiver of any right, power, or privilege by such party.

                     10.6 This Settlement Agreement, including any agreement incorporated herein by reference and any Exhibits hereto or thereto, sets forth a complete expression of the settlement agreed to by the parties hereto and supersedes all prior agreements, commitments, arrangements, negotiations, or understandings relating to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or statements, whether written or oral, relating to such subject matter except as expressly set forth in this Settlement Agreement.

                     10.7 Neither this Settlement Agreement, nor any of the terms or provisions thereof, may be amended, modified, supplemented, superseded, waived, renewed, extended, or terminated except by a written instrument signed by the parties and making specific reference to the provision of this Settlement Agreement to which such instrument relates. Any failure of any party to comply with any obligation, covenant, agreement, or condition herein may be waived by the party entitled to the benefit of such obligation, covenant, agreement, or condition only by a written instrument signed by such party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No waiver of any provisions of this Settlement Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver. No course of dealing, delay, or failure of any party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement, or condition contained in this Settlement Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                     10.8 This Settlement Agreement and all matters arising out of or relating to this Settlement Agreement shall be governed by and construed, performed, and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                     10.9 This Settlement Agreement may be executed simultaneously or in one or more actual or telecopied counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to each other party. This Settlement Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Settlement Agreement by all parties to the same extent that an original signature could be used.


                                     CONFIDENTIAL - FOR SETTLEMENT PURPOSES ONLY

                     10.10 This Settlement Agreement may not be amended except by an instrument in writing signed on behalf of each party hereto. By an instrument in writing, HFA or MP3.com, as the case may be, may waive compliance by the other party with any term or provision of this Settlement Agreement that such other party was or is obligated to comply with or perform.

                     10.11 The headings contained in this Settlement Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Settlement Agreement. Any terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Settlement Agreement. When a reference is made in this Settlement Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Settlement Agreement unless otherwise indicated.


                                     CONFIDENTIAL - FOR SETTLEMENT PURPOSES ONLY

              IN WITNESS WHEREOF, the parties have caused this Settlement Agreement to be executed by their duly authorized representatives as of the date first above written.


                                   THE HARRY FOX AGENCY, INC.


                                   By:   /s/ Robert Shaw
                                      ------------------------------------------
                                   Name: Robert Shaw
                                   Title: C.O.O.


                                   MPL COMMUNICATIONS, INC.


                                   By:   /s/ [SIGNATURE ILLEGIBLE]
                                      ------------------------------------------
                                   Name:
                                   Title: Vice President


                                   PEER INTERNATIONAL CORPORATION


                                   By:   /s/ Peter Jaegerman, Esq.
                                      ------------------------------------------
                                   Name: Peter Jaegerman, Esq.
                                   Title: Senior Vice President of Legal and
                                          Business Affairs


                                    MP3.COM, INC.


                                   By:   /s/ Robin Richards
                                      ------------------------------------------
                                   Name: Robin Richards
                                   Title: President


                                     CONFIDENTIAL - FOR SETTLEMENT PURPOSES ONLY

                                    EXHIBIT A

                           Form of Governing Agreement

                               GOVERNING AGREEMENT


              This Agreement ("Agreement") is being entered into as of this ____ day of October, 2000 (the "Effective Date"), by and between MP3.com Inc., having its principal place of business in San Diego, California ("MP3") and The Harry Fox Agency, Inc., having its principal place of business in New York, New York ("HFA"). Certain terms used in this Agreement have the meanings assigned to them in Section 1.

              WHEREAS, MP3 owns and operates the MyMP3 Service, which, among other things, provide online access to Sound Recordings (as defined below) that include Works;

              WHEREAS, HFA and MP3 disagree as to whether certain licenses are required in order to Stream sound recordings containing Works;

                     WHEREAS, MP3 desires to obtain, out of an abundance of caution and as a matter of convenience, a license covering use of new and existing Works (as defined below) owned or controlled by various HFA publisher-principals in order to prepare and load Sound Recordings embodying the Works onto its MyMP3 Service file servers and Stream the Works to Users (as defined below); and

              WHEREAS, HFA, on behalf of certain of its publisher-principals, wishes to license MP3 to use the Works solely for use in connection with its MyMP3 Service;

              NOW, THEREFORE, the parties do hereby agree as follows:

              1. Definitions.

                     (a) "Beam it" shall mean a computer system that can detect and identify the presence in the CD-ROM drive of a User's computer of a Sound Recording (in the form of a CD) embodying one or more Works using MP3's proprietary technology, and thereby add the title of such identified Works to that User's Title List.

                     (b) "Confidential Information" shall mean all information relating to a party's products, business strategies, designs, services, capabilities or business affairs which is of a proprietary or confidential nature, including but not limited to concepts, methods, techniques, drawings, algorithms, computer programs, finances, and cost and market data provided to a party, whether communicated orally or in writing; and any other information derived by such party or its agents or representatives (its "Representatives") from such information. Confidential Information shall also include the terms of this Governing Agreement and the transactions contemplated by this Governing Agreement, provided, however, that any Licensor or Licensee may make public the fact that it has licensed with the other. Notwithstanding,

Confidential Information shall not include (i) any information that enters the public domain through no fault of a party or any person affiliated with such party in any manner; (ii) any information independently produced by a party without any reference to the Confidential Information or (iii) is disclosed to a party by a third party who is not under any legal obligation prohibiting such disclosure.

                     (c) "Download" or "Downloading" means the transmission of a file from one computer system to another computer system or other similar device formatted so that the file is thereafter permanently stored locally (notwithstanding the recipient's ability to delete the file) and accessible directly on the recipient's computer system or other similar device.

                     (d) "Encode" means converting a Sound Recording into a digital file, including without limitation, storage of such file on the hard disk drive of a computer system.

                     (e) "Instant Listen" means a system which adds to a Title List associated with a User any Works embodied on a Sound Recording at the time such Sound Recording is purchased by such User from an on-line retailer that has a contractual arrangement with MP3 to provide MP3 confirmation of such User's purchase of such Sound Recording.

                     (f) "Internet" shall mean a medium consisting of wired or wireless electronic or electromagnetic networks (including without limitation, fiber optic, microwave, twisted-pair copper wires, coaxial cable, satellite, wireless transmission, cellular networks, and combinations thereof) and collections thereof now or hereafter existing, wherever located, for the transmission from a distant location of digital data (e.g., text, information, graphics, audio, video, or combination of the foregoing), through the use of any protocols or standards now known or hereafter devised (including without limitation, Transmission Control Protocol/Internet Protocol ["TCP/IP"] and subsequent extensions or modifications thereof) from or to electronic devices (e.g., computers [mainframe, desktop, laptop, handheld, etc.], set-top boxes, cable modems, handheld devices, cell phones, televisions, etc.) capable of transmitting or receiving digital data or digital information, irrespective of whether such networks are open or proprietary, public or private, or whether a fee is charged or a subscription or membership is required in order to access such networks. "Internet" also includes without limitation the computer network comprising inter-connected networks commonly referred to as the "Internet" and the "World Wide Web."

                     (g) "License" shall mean a license to Encode a Work and Stream such Work to a User, to be issued hereunder by HFA for and on behalf of its Licensors to MP3 as nonexclusive authority for the use of a Work in accordance with the terms set forth hereunder.

                     (h) "License Request" shall mean that written request for a License in the form annexed to and made part of this Agreement as Exhibit A which may be transmitted electronically to HFA by MP3 seeking a License to use a Work in accordance with the terms hereunder.

                     (i) "Licensor" shall mean each HFA publisher-principal who has authorized HFA to issue Licenses to MP3 on such Licensor's behalf under the terms of this Agreement. Schedule A, as amended from time to time by HFA, is a list of the Licensors.

                     (j) "Locker" shall mean the logical location within the MP3 Website where each User's Title List is maintained. Each Locker shall only be accessible by a User on a password protected basis.

                     (k) "MP3 Websites" means the file servers located by the URL designated as www.MP3.com. MP3 Websites shall also include mirror sites, caching servers or equivalent devices whose function for purposes hereunder is determined solely by actions directed at such approved URL's.

                     (l) "MyMP3 Service" means MP3's proprietary system, located at My.MP3.com on the MP3 Website, whereby a User can, using Beam-It or Instant Listen, establish and maintain a single Title List in a single Locker that designates which Works may be Streamed to such User in accordance with the terms hereunder.

                     (m) "Phonorecord," "Sound Recordings," "Audiovisual Works" and "Digital Transmissions" (or "Digitally Transmit") shall have the same meanings as are provided in Section 101 of the U.S. Copyright Act, 17 U.S.C.
Section 101.

                     (n) "Stream," "Streamed" or "Streaming" shall mean a digital transmission of a sound recording by means of the Internet that is substantially contemporaneous with the performance of such recording by a User and shall not encompass the Download of a sound recording.

                     (o) "Term" means the three (3) year period commencing from the Effective Date. Upon ninety (90) days notice, by either MP3 or HFA, prior to the expiration of the term, the Agreement shall be extended for an additional term of one (1) year, unless the other party, prior to the expiration date, refuses such extension.

                     (p) "Territory" means the United States, subject to Section 2.2.

                     (q) "Title List" means the list unique to each User of the set of Works that comprise an individual Locker associated with a particular User.

                     (r) "Users" means natural person visitors to the MyMP3 Service.

                     (s) "Website" means any specific or unique physical or logical address on that portion of the publicly available network of computer networks commonly referred to as the Internet (and any successors thereto) and also known as the "World Wide Web."

                     (t) "Works" shall mean any musical compositions (i) available for licensing hereunder, (ii) designated in a License Request, (iii) owned or controlled by a Licensor, and (iv) as to which HFA has the authority from such Licensor to issue the license to use such compositions in connection with the Streaming of Sound Recordings embodying such music compositions in the manner contemplated hereunder; provided, however, a musical composition shall not be considered a Work as and to the extent MP3 is authorized to use such composition under any third party license.

              2. Grant of Rights.

                     2.1 Subject to and in accordance with the terms, conditions, restrictions and limitations contained in this Agreement, HFA, on behalf of each Licensor and with respect to each Work, shall grant to MP3 upon submission to HFA of a valid License Request for each Work, during the Term and in the Territory, a non-exclusive license (a "License"), without the right to sublicense, to (i) Stream the Work to Users from the MyMP3 Service and (ii) Encode copies of the Work and make any and all such other copies of the Work as may be necessary to exercise the rights granted in clause (i) above.

                     2.2 Notwithstanding the foregoing, with respect to any Work, the Territory shall not exceed the territories for which Licensor has acquired the right to license the rights granted to MP3 pursuant to this Agreement; provided, however, that, concurrent with the issuance of a License pursuant to Section 2.3 below, HFA shall notify MP3 of such Territory limitations regarding such Work.

                     2.3 Upon the electronic receipt by HFA from MP3 (provided it is not in Default) of an accurate, clearly transmitted and fully completed License Request for a Work with MP3's "PIN" number thereon and including, without limitation, the ISRC code identifying the applicable Sound Recording, such License shall be issued by HFA on behalf of the respective Licensor substantially in the form attached hereto as Exhibit B and both the Licensor and MP3 shall be and be deemed bound in all respects by the provisions of such License for such Work, all in accordance with the terms and conditions of the License as set forth by the provisions of this Agreement.

                     2.4 Notwithstanding anything to the contrary herein, each Licensor may withhold a License for a particular Licensor's Work for any reason and thereby HFA shall not, in such a case, be obligated to provide MP3 a License for such Work; provided, however, that any Licenses issued hereunder prior thereto will nevertheless remain in full force and effect.

              3. Limitations of Rights.

                     3.1 MP3 shall only add to or insert into the Title List of an individual Locker the title of a Work embodied on a phonorecord that has been
(i) confirmed purchased by the Instant Listening feature or (ii) both confirmed present in a User's computer by the Beam-it feature and confirmed purchased by that User (by using a click-through dialogue box or similar device for each such Work by which the User represents that it has purchased such phonorecord). In the event a User cancels the purchase of a Sound Recording or returns a Sound Recording to the point of purchase for exchange with a different Sound Recording or refund, all Works embodied in such Sound Recording shall be immediately deleted from such User's Title List. In addition, MP3 agrees that, on or before the earlier of the date six (6) months after MP3 shall have begun Streaming Sound Recordings embodying Works to Users pursuant to this Agreement or December 31, 2001, it shall incorporate as part of such Streaming a security technology for existing and prospective Users that only permits Streaming from the MyMP3 Service to the situs of an end user in a secure manner which shall have been generally adopted for use by a majority of the major record companies so long as: (i) such technologies do not cause a degradation in the quality of the Streaming of music from the MyMP3 Service (noticeable to the ordinary User) and
(ii) HFA shall have required all other persons licensed by HFA and engaged in Streaming of Works in a manner similar to that described herein to have adopted the same secure streaming technologies.

                     3.2 Other than as permitted under Section 11 below, MP3 may not sublicense, assign or convey to any person any rights under this Agreement without HFA's or a Licensor's (with respect to such Licensor's Work) prior written consent.

                     3.3 The rights granted by HFA on behalf of the Licensor's hereunder are limited to use of the Works in the manner expressly described in this Agreement. Any and all other rights in connection with the Works are specifically reserved by HFA's Licensors, and their designees, including without limitation (i) all rights to exploit the Works in any manner (whether on-line or off-line), (ii) all rights to transmit, publicly perform, or otherwise distribute the Works using any medium or method now known or hereafter invented, and (iii) the exercise of the same rights granted to MP3 under Section 2.

                     3.4 MP3 shall not edit, alter or defeat any copyright protection technology or mechanism embedded in or associated with the Sound Recordings embodying the Works. To the extent technologically feasible, MP3 shall include the MMI number as assigned by HFA that is associated with each License as an unencrypted header of each digital file Streamed under authority of such License and in accordance with the terms hereunder.

                     3.5 MP3 shall not Stream, Digitally Transmit or distribute any Works from any Website that is not part of the MyMP3 Service.

                     3.6 Notwithstanding anything herein contained to the contrary, MP3 acknowledges that, upon ninety (90) days prior notice, HFA's Licensors have the right to terminate their agency relationship with HFA thereby effectively terminating the operation of this Agreement as applicable to the issuance of new Licenses on behalf of such Licensors. In addition, HFA's Licensors, upon notice, shall have the right to exclude any or all of the musical compositions, for which they own or control the right to issue mechanical licenses, from the issuance of a License pursuant to the Agreement hereunder. In the instances of termination and exclusion, the Licenses issued hereunder prior thereto will nevertheless remain in full force and effect, provided, however, that in instances of termination by Licensors of the agency relationship with HFA, the royalty payments and statements under such License shall be made thereafter directly to the terminating Licensors. HFA shall give all of its Licensors written notice setting forth in substance the terms and conditions of this Agreement. If a Licensor notifies HFA that it wishes to terminate its agency relationship with HFA or to exclude certain musical compositions from the issuance of Licenses pursuant to this Agreement, HFA will promptly notify MP3 of any such resulting changes to Schedule A.

                     3.7 The rights granted hereunder do not include the right to publicly perform the Works or to deliver the Works as part of an audiovisual work.

              4. Consideration.

                     4.1 In consideration for each rendition of each licensed Work Encoded by MP3, MP3 shall pay HFA a royalty fee equal to ten cents ($.10) per first Encoding of each such rendition.

                     4.2 MP3 shall also pay to HFA on behalf of the Licensors, a royalty fee each time a Sound Recording embodying a Work is Streamed to a User for more than thirty (30) seconds. Such royalty fee shall be one-quarter of a cent ($.0025) until such time as the statutory compulsory royalty rate for Incidental Digital Phonorecord Deliveries is established through arbitration by a Copyright Arbitration Royalty Panel ("CARP") pursuant to 17 U.S.C. Section 115(b) at which time the royalty fee shall be the rate established by the CARP.

                     4.3 Each License granted pursuant to section 2.1(i) hereof shall include a non-exclusive, royalty free license to Stream the licensed Work for no more than thirty (30) seconds.

                     4.4 Payments and Reporting. Royalties under such Licenses shall be paid by MP3 on a quarterly basis and shall be accompanied by statements (which may be provided electronically) showing, for each Licensor, the MMI number, the song number, the License number, each as determined by HFA, the title of each Work, the ISRC (or equivalent indicia as provided to HFA pursuant to Section 2.3), the number of Streams for each, and the royalties due thereon. In addition to providing quarterly statements of account, MP3 shall, within ninety (90) days of the Effective Date, also provide HFA with online access to data collected from the real-time monitoring of the MyMP3 Service which data shall include, without limitation, information to permit the accurate identification, tracking and verification of use of Works by Users of the MyMP3 Service. HFA shall be permitted to release all reporting and audit information to its Licensors that specifies the manner and quantity of use of such Licensors' Works.

                     4.5 MP3, for the purposes of this Agreement shall be and be deemed "in Default" in the event HFA provides MP3 with written notice pursuant to Section 9 that it has failed to timely deliver the payments and statements required hereunder and shall remain in Default unless and until the default is cured within the thirty day period commencing on the date of such written notice.

              5. Records Audit and Inspection.

                     5.1 During the Term of this Agreement and for two (2) years thereafter, MP3 shall, upon HFA's written request, permit its books and records to be audited by HFA and its representatives, during normal business hours, for the purpose of determining the accuracy of the payments made to HFA under this Agreement. The books and records of MP3, and all results of the audit, shall be deemed Confidential Information under the terms of this Agreement provided that HFA may disclose to its Licensors that portion of such Confidential Information relevant to a determination of payments for all usage of such Licensors' Works, subject to such Licensor's agreement to be bound by confidentiality provisions no less restrictive than those applicable to HFA hereunder with respect to such information. An audit may be performed of the books and records for any given year only once.

                     5.2 Such audit shall be undertaken at HFA's sole expense, except that if the audit results in a determination that there has been an underpayment of an amount greater than or equal to ten (10) percent of the payment made by MP3 for that period, in addition to payment of the deficiency, MP3 shall pay the reasonable costs of the audit.

              6. Copyright Notice.

                     MP3 shall, as soon as possible but in no event later than ninety (90) days from the Effective Date, to the extent technologically feasible, display to the User, simultaneously with the Streaming of each Work, credits specifying: (i) the title of the Work; (ii) the name of the writer(s); and (iii) the required copyright notice in the following format: "(C) [Year of first publication] [Licensor designated name]. All rights reserved."

              7. Representations, Warranties and Agreements. In addition to the other representations, warranties, agreements and obligations of MP3 herein:

                     7.1 MP3 shall use its best efforts to prevent the creation of any unauthorized copies of any Works in any facilities in its control in any form (including but not limited to, copies created by employees or contractors outside the immediate scope of their employment), and shall use its commercially reasonable efforts to prevent the creation of such unauthorized copies by any Users including, without limitation, the conversion of a Streamed Work into a fixed file embodying such Work or by any third party (collectively, "Illicit Copies"). If MP3 learns of any unauthorized manufacture, advertising, distribution, lease, sale or conversion of Streamed Works into fixed, useable files, or the creation of any Illicit Copies (any of the foregoing an "Unauthorized Use"), MP3 shall immediately notify HFA and take all reasonable steps, and reasonably cooperate with HFA, to prevent such Unauthorized Use. If HFA learns, and provides MP3 with reasonably credible evidence, that there are widespread, significant or substantial Unauthorized Uses, upon thirty (30) days' notice by HFA, MP3 must, unless it eliminates such Unauthorized Uses to the satisfaction of HFA within the thirty
(30) day period, suspend all Streaming or Encoding of Works under this Agreement pending MP3's elimination of such Unauthorized Uses to the satisfaction of HFA. The Term of this Agreement shall be tolled during each period of suspension under this Section, provided, however, that such tolling period shall last no more than six months during any one period of suspension and no more than twelve months in the aggregate. MP3 will, on a quarterly basis, inform HFA of all known breaches or attempted breaches of its security measures and MP3's response to each of those breaches or attempted breaches. MP3 shall indemnify HFA and its Licensors for any losses incurred by HFA or any of its Licensors as a result of
(i) Unauthorized Use by MP3 employees or contractors outside the scope of their employment or engagement, respectively or (ii) a breach by MP3 of this Section 7.1.

                     7.2 Neither HFA, nor its Licensors shall be subjected by MP3 to any costs, fees, offsets or other charges (including, without limitation, any royalties) in respect of the creation, transmission or performance of any Work or otherwise in respect of any of the provisions of this Agreement; provided, however, that nothing in this Section 7.2 shall limit or otherwise prevent MP3 from seeking any right or remedy to which it may be entitled in the event of a breach of this Agreement.

                     7.3 HFA hereby warrants and represents that Schedule A, annexed hereto, is a complete and accurate list, as of the date HFA executes this Agreement, of all Licensors on behalf of which HFA is authorized to issue licenses hereunder. HFA shall make reasonable efforts to promptly notify MP3 of any changes to Schedule A. HFA further warrants and represents that, as agent, it is authorized to enter into this Agreement on behalf of the Licensors listed on Schedule A.

              8. Ownership. MP3 shall not, directly or indirectly, license, transfer, assign, sell or otherwise dispose of, pledge, mortgage or in any way encumber any Work, and MP3 shall similarly bind any parties dealing with such property.

              9. Default by MP3 and Termination. The occurrence of any one or more of the following events shall be deemed material breaches and defaults by MP3 hereunder and the affected Licensors shall have the right to terminate and revoke their Licenses granted hereunder on thirty (30) days written notice to MP3 if such breach or default is not cured by MP3 within thirty (30) days of HFA or Licensor having given written notice, other than events described in Sections
9.2 and 9.3, which are incurable:

                     9.1 MP3's breach of any material representation, warranty or agreement or any other obligation in this Agreement;

                     9.2 MP3's dissolution or the liquidation of MP3's assets, or the filing of a petition in bankruptcy or insolvency or for an agreement or reorganization, by, for or against MP3, or the appointment of a receiver or a trustee for all or a portion of MP3's property, or an assignment by MP3 for the benefit of creditors or commit an act for, or in, bankruptcy or become insolvent, provided, however, that the rights granted by this Section 9.2 may not be exercised unless there are payments due under this Agreement that cannot be satisfied from any remaining amount of advance royalties paid by MP3 to HFA;

                     9.3 Except as permitted under Section 11 below, MP3's attempt to sublicense or assign any rights licensed hereunder without HFA's prior written consent; and

                     9.4 MP3's failure to timely provide the statements and payments in accordance with the terms of the Agreement.

              Upon any such event, in addition to such other rights and remedies which HFA or the Licensors may have at law or otherwise under this Agreement (including, without limitation, the right to enforce performance hereof, including specific performance), HFA and the Licensors shall have the right to terminate this Agreement and all rights granted hereunder shall forthwith revert to the Licensors. In the case of termination pursuant to Section 9.4, the Licenses shall be automatically revoked and terminated and those Encodings or Streams of Works for which statements and payments were not made shall be actionable as acts of infringement against MP3 and fully subject tot he remedies provided under the U.S. Copyright Act.

              10. Survival. Following termination of this Agreement for any reason, the following Sections shall survive: 1, 5.1, 9, 10, 12, 13, 14 and 15. Termination shall not relieve MP3 of its obligation to make payments for the periods prior to termination, and to provide statements relating to such payments, in accordance with the terms of Section 4.

              11. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights and obligations, in whole or in part, under this Agreement without prior written consent of the other party hereto. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, MP3 may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with MP3, or to any entity that acquires MP3 by purchase of stock or by merger or otherwise, or by obtaining substantially all of MP3's assets; provided that no such assignment shall relieve MP3 of any of its obligations under this Agreement.


              12. Indemnification. MP3 will at all times indemnify and hold harmless HFA, the Licensors and their affiliated writers and/or publishers of the Works Licensed hereunder from and against any and all third-party claims, damages, liabilities, costs and expenses (including legal expenses and reasonable counsel fees) arising out of (i) any unauthorized use of the Works by MP3 or (ii) any breach by MP3 of any representation, warranty or agreement made by MP3 herein. MP3 will reimburse HFA, the Licensors or any of their affiliate writers and/or publishers of the Works Licensed hereunder on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which HFA, the Licensors or any of their affiliate writers and/or publishers are entitled to be indemnified. HFA shall notify MP3 of any such claim, and HFA shall have the right, at its expense, to participate in the defense thereof.

              13. Confidentiality. Each party shall maintain Confidential Information of the other party in a secure manner, using substantially similar measures that each party would employ with respect to its own confidential information. No party shall disclose Confidential Information of the other party except (i) with written authorization of the other party, (ii) to a parent, subsidiary, affiliate, employee, officer, agent, principal or representative (collectively, "Representatives") or, in the case of HFA, its Licensors on a need to know basis, provided that the receiving party shall be responsible for a breach by its Representatives of this Section or (iii) pursuant to any applicable law or regulation or upon receipt of enforceable legal process requiring such disclosure. Upon receipt by a party of valid legal process that purports to require disclosure of the other party's Confidential Information, such party agrees to give prompt written notice to the other that such process has been received, and agrees to reasonably cooperate with the disclosing party (at the disclosing party's expense) in any effort to obtain a protective order against or with respect to such process. In addition, any party may, subject to the advance review and approval of the other parties, disclose the terms of this Settlement Agreement and/or the transactions contemplated hereby in any filing made pursuant to the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), to the extent that such party, after consultation with outside legal counsel, determines that such disclosure is required under the Securities Act or Exchange Act.

              14. Miscellaneous.

                     14.1 Each party to this Agreement represents and warrants to the other that (i) such party has the right, power and authority to enter into and fully perform this Agreement, to make the commitments it makes herein and to perform fully its obligations hereunder and (ii) the execution of this Agreement by such party and its performance of its obligations hereunder do not and will not violate any agreement by which such party is bound.

                     14.2 This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by an officer of HFA and an officer of MP3. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

                     14.3 The parties hereto agree that breach of any provision of this agreement will result in irreparable harm and therefore specific performance, in addition to any other remedies available at equity or at law, should apply.

                     14.4 This Agreement shall be deemed entered into in the State of New York, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance, or breach of this Agreement. Any process in any action or proceeding commenced in the courts of the State of New York or elsewhere arising out of any such claim, dispute or disagreement, may, among other methods, be served in the manner set forth in Section 15 hereof. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York or the jurisdiction in which such action or proceeding may be commenced. Any claim arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such claim.

                     14.5 The parties hereto are sophisticated and have had the opportunity to be represented by lawyers throughout the negotiation of this Agreement. As a consequence, the parties do not believe that the presumptions of any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive their effects.

                     14.6 Severability; Waiver. Should any part of this Agreement judicially be declared to be invalid, unenforceable, or void, the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void shall be reformed by the entity having jurisdiction there over without further action by the parties hereto and only to the extent necessary to make such part or parts valid and enforceable. A waiver by either party hereto of any of the covenants to be performed by the other party or any breach thereof shall not be effective unless made in writing and signed by the waiving party and shall not be construed to be a waiver of any succeeding breach thereof or of any covenant herein contained.

                     14.7 Relationship of the Parties. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

                     14.8 Term. The term of this Agreement and the Licenses hereunder shall be for three years from the Effective Date, unless terminated earlier pursuant to Section 9, hereof.

              15. Notices. All notices, requests, demands, or other communications required or permitted under this Agreement shall be in writing and shall be delivered by hand, sent by facsimile transmission, or mailed, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                             (a)    if to HFA:

                                    THE HARRY FOX AGENCY
                                    711 Third Avenue
                                    New York, New York  10017
                                    Attention:  President
                                    Telephone:  (212) 922-3260
                                    Facsimile:  (212) 953-2471

                                    with a copy to:

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Carey R. Ramos, Esq.
                                    Telephone:  (212) 373-3240
                                    Facsimile:  (212) 373-2380

                             (b)    if to MP3.com, Inc.:

                                    4790 Eastgate Mall
                                    San Diego, CA 92121
                                    Fax: (858) 623-7111
                                    Attn: Vice President, Legal Affairs

              16. This Agreement may be executed simultaneously or in one or more actual or telecopied counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement.


                                   THE HARRY FOX AGENCY, INC.


                                   By:    /s/ Robert Shaw
                                       -----------------------------------------
                                       Name: Robert Shaw
                                       Title: C.O.O.


                                   MP3.COM, INC.


                                   By:    /s/ Robin Richards
                                       -----------------------------------------
                                       Name: Robin Richards
                                       Title: Pres.

                                   Schedule A

                                    LICENSORS

                                    Exhibit A

                                 LICENSE REQUEST

                                                          License No.:__________
                                                         (to be assigned by HFA)

TO:

THE HARRY FOX AGENCY, INC., 711 THIRD AVENUE, NEW YORK, NEW YORK 10017

The Licensee referred to and whose "PIN" number appears below hereby requests license authority to use the song as referred to below upon the terms and conditions provided in Section 115 of the U.S. Copyright Act as varied by the terms set forth and provided in the Governing Agreement dated _______________, 2000, to which you and MP3.com, Inc. are parties (the "Governing Agreement").

A.      Song Code Number
        Song Title
        Songwriter(s)

B.      Publisher(s) [Licensor(s)]

C.      On-line Service Provider:           MP3.com, Inc.
        Forum/Service Name:                 MyMP3 Service
        Licensee:                           MP3.com, Inc.
        Licensee "PIN" Number:

D.      Recording Identification:
        Playing Time:
        Royalty Rate: As provided in the Governing Agreement.
        Date of Request:

E.      Additional Provisions:

        1. Notwithstanding anything to the contrary in this Exhibit, this license is solely for use of the licensed song solely in the manner expressly authorized by the Governing Agreement.

                                    Exhibit B

                               LICENSE PROVISIONS

TO LICENSEE:

              You have advised us, in our capacity as Agent for the Publisher(s) [Licensor(s)] referred to in section (B) of your Mechanical License Request ("MLR") that you wish to obtain a license pursuant to Section 115 of the U.S. Copyright Act, to make and distribute phonorecords of the copyrighted licensable song referred to in MLR section (A) by enabling the digital transmission of sound recordings identified in MLR section (D) solely in the manner expressly set forth in the Governing Agreement between you and us dated ____________, 2000 (the "Governing Agreement") from the forum or service location identified in MLR section (C).

              Upon your doing so, you shall have the rights which are granted to, and all the obligations which are imposed upon, users of copyrighted works in the manner set forth in the Governing Agreement as provided by Section 115 of the U.S. Copyright Act, after phonorecords of the copyrighted work have been distributed to the public in the United States under the authority of the copyright owner by another person, subject to and in accordance with the terms of the Governing Agreement between you and use, provided that:

              1. You shall fully comply with the provisions of the Governing Agreement between you and us;

              2. The license covers and is limited to one particular recording embodying said copyrighted work as identified in MLR(D) and this license does not supersede or in any way affect any prior agreement now in effect respecting phonorecords of said copyrighted work;

              3. You need not serve or file the notice of intention to obtain compulsory license required by the Copyright Act.

                                        THE HARRY FOX AGENCY, INC.

                                    EXHIBIT B



UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------------x
 MPL COMMUNICATIONS, INC. and PEER INTERNATIONAL        00 Civ. 1979 (JSR)
 CORPORATION,                                    :
                                                     STIPULATION OF DISMISSAL
                                     Plaintiffs, :       WITH PREJUDICE

 v.                                              :

 MP3.COM, INC,                                   :

                                     Defendant.
-------------------------------------------------x

              IT IS HEREBY STIPULATED, pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, by and between the parties through their undersigned counsel, that, the parties having entered into a written settlement agreement, this action, and each of the claims asserted herein, is dismissed on the merits, with prejudice, each party to bear its own costs.

Dated:  New York, New York
    December 28, 2000

                                   PAUL, WEISS, RIFKIND, WHARTON & GARRISON


                                   By: /s/ Michael C. Keats
                                      ------------------------------------------
                                            Carey R. Ramos (CR-7880)
                                            Aidan Synnott (AS-0224)
                                            Michael C. Keats (MK-2342)
                             1285 Avenue of the Americas
                             New York, New York 10019-6064
                             (212) 373-3000

                             Attorneys for Plaintiffs MPL Communications, Inc. and Peer International Corporation

                                   ORRICK, HERRINGTON & SUTCLIFFE LLP


                                   By: /s/ Michael B. Carlinsky
                                      ------------------------------------------
                                            Jeffrey A. Conciatori (JC-6858)
                                            Michael B. Carlinsky (MC-6594)

                             666 Fifth Avenue
                             New York, New York 10153
                             (212) 506-5000

                             COOLEY GODWARD LLP

                             Michael G. Rhodes

                             4365 Executive Drive
                             Suite 1100
                             San Diego, CA 92121

                             Attorneys for Defendant MP3.com, Inc.

SO ORDERED:


----------------------------
Jed S. Rakoff, U.S.D.J.